Exhibit 99.4
LETTER TO BENEFICIAL HOLDERS REGARDING THE OFFER TO EXCHANGE
7.250% SENIOR NOTES DUE 2022
FOR
7.250% SENIOR NOTES DUE 2022
OF
THE NEW HOME COMPANY INC.
PURSUANT TO THE PROSPECTUS DATED             , 2017
144A CUSIP: 645370 AA5
REG S CUSIP: U64307 AA6

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME,             , 2017, UNLESS EXTENDED (THE “EXPIRATION DATE”).
             ,
To Our Clients:
Enclosed for your consideration is a prospectus dated , 2017 (the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offer (the “Exchange Offer”) by The New Home Company Inc., a Delaware corporation (the “Issuer”), to exchange up to $325,000,000 aggregate principal amount of any and all of its outstanding privately placed 7.250% Senior Notes due 2022 (the “Old Notes”) for an equal aggregate principal amount of its newly issued 7.250% Senior Notes due 2022 (the “New Notes”) in a transaction that is registered under the Securities Act of 1933, as amended (the “Securities Act”), upon the terms and conditions set forth in the Prospectus. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.
These materials are being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Notes in the Exchange Offer.
Accordingly, we request instructions as to whether you wish us to tender any or all of your Old Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Old Notes.
Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at midnight, New York City time,             , 2017, unless extended by the Issuer. Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.
If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS TO REGISTERED HOLDER
FROM BENEFICIAL OWNER
OF 7.250% SENIOR NOTES DUE 2022
OF THE NEW HOME COMPANY INC.
The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer of the Issuer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.
This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.
The aggregate principal amount of the Old Notes held by you for the account of the undersigned is:
$         of the Old Notes.
With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

$ of the Old Notes.

☐	NOT to TENDER any Old Notes held by you for the account of the undersigned.
If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including but not limited to the representations that (i) the undersigned or any beneficial owner of the Old Notes is acquiring the New Notes in the ordinary course of business of the undersigned (or such beneficial owner), (ii) neither the undersigned nor any beneficial owner is engaging in or intends to engage in a distribution of the Old Notes within the meaning of the federal securities laws, (iii) neither the undersigned nor any beneficial owner has (and, at the time the exchange offer is consummated, neither will have) an arrangement or understanding with any person or entity to participate in a distribution of the Old Notes, (iv) neither the undersigned nor any beneficial owner is an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuer, (v) the undersigned and each beneficial owner acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is participating in the Exchange Offer for the purpose of distributing the New Notes, must comply with the registration and prospectus-delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the “SEC”) set forth in certain no-action letters (see the section of the Prospectus entitled “The Exchange Offer-Purpose and Effect of the Exchange Offer”) , (vi) a secondary resale transaction described in clause (v) above and any resales of New Notes or interests therein obtained by such holder in exchange for Old Notes or interests therein originally acquired by such holder directly from the Issuer should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K or the SEC and (vii) the undersigned is not acting on behalf of any person or entity who could not truthfully make the foregoing representations; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Old Notes.
The purchaser status of the undersigned is (check the box that applies):

☐	A “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act)

☐	An “Institutional Accredited Investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)

☐	A non “U.S. person” (as defined in Regulation S under the Securities Act) that purchased the Old Notes outside the United States in accordance with Rule 904 under the Securities Act

☐	Other (describe)

SIGN HERE
Name of Beneficial Owner(s):
Signature(s):
Name(s) (please print):
Address:
Principal residence/place of business (if different from address listed above):

Telephone Number(s):
Taxpayer Identification or Social Security Number(s):
Date: